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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 033-46240, 033-47533, 033-80606, 033-94706, 333-11757, 333-53036 and 333-85558 of Tetra Tech, Inc. on Form S-8 and 333-61066, 333-61828, 333-63584, 333-67628, 333-70352 and 333-85554 of Tetra Tech, Inc. on Form S-3 of our reports dated December 20, 2002, appearing in, and incorporated by reference in, this Annual Report on Form 10-K for the year ended September 29, 2002.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
December 26, 2002

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT